Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232

Hospitality Properties Trust Announces Certain Governance Changes

Newton, MA (June 10, 2013).  Hospitality Properties Trust (NYSE:  HPT) today announced certain governance changes as follows:

•                  The HPT Board has determined to amend HPT’s shareholders’ rights plan, commonly known as a “poison pill”, to accelerate its termination.  This plan had been scheduled to expire on May 15, 2017.  As amended, this plan will now expire December 31, 2013.

•                  The HPT Board has determined to recommend to shareholders that HPT’s Declaration of Trust be amended to eliminate the existing requirement in the Declaration of Trust that HPT Trustees serve staggered three year terms.  The proposed amendment to HPT’s Declaration of Trust will be presented to HPT shareholders at HPT’s next annual shareholders’ meeting in the spring of 2014.  If this amendment is approved, HPT Trustees will thereafter be elected for one year terms.

The foregoing governance changes were adopted by HPT’s Board after conversations with certain long term HPT shareholders and consideration of the results of the voting at HPT’s recently completed 2013 annual shareholders’ meeting.

Hospitality Properties Trust is a real estate investment trust which owns 290 hotels and 185 travel centers located in 44 states, Puerto Rico and Ontario, Canada.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS THAT ARE BEYOND HPT’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT HPT’S BOARD HAS DETERMINED TO AMEND HPT’S SHAREHOLDERS’ RIGHTS PLAN TO EXPIRE ON DECEMBER 31, 2013.  UNDER APPLICABLE LAW, THE HPT BOARD OF TRUSTEES HAS THE POWER TO CREATE, AMEND, EXTEND OR TERMINATE A SHAREHOLDERS’ RIGHTS PLAN.  ALTHOUGH HPT’S BOARD HAS NO PRESENT INTENTION TO DO SO, IN THE FUTURE THE BOARD MAY DECIDE TO EXTEND OR RE-INSTATE THE SHAREHOLDERS’ RIGHTS PLAN BECAUSE OF CHANGED CIRCUMSTANCES.

•                  THIS PRESS RELEASE STATES THAT HPT’S BOARD HAS DETERMINED TO RECOMMEND TO SHAREHOLDERS THAT HPT’S DECLARATION OF TRUST BE AMENDED SO THAT TRUSTEES MAY BE ELECTED FOR ONE YEAR TERMS.  THIS AMENDMENT MAY NOT BE APPROVED BY HPT SHAREHOLDERS.  ALSO, IN CERTAIN CIRCUMSTANCES,  THE BOARD’S DETERMINATION MAY BE CHANGED OR APPLICABLE LAW OR NYSE LISTING REQUIREMENTS, MAY REQUIRE THAT TRUSTEES SERVE TERMS LONGER THAN ONE YEAR.

FOR THESE AND OTHER REASONS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO PROVIDE UPDATES OF ITS FORWARD LOOKING STATEMENTS BECAUSE OF FUTURE EVENTS OR CHANGED CIRCUMSTANCES.

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